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                                                                EXHIBIT 10.18(e)

          FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND
                      MODIFICATION TO OTHER LOAN DOCUMENTS


         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO OTHER LOAN DOCUMENTS (the "Amendment"), dated as of November 30, 2001, is among SOFTWARE SPECTRUM, INC., a corporation duly organized and validly existing under the laws of the State of Texas (the "Borrower"), NATIONAL CITY BANK, KENTUCKY ("National City"), each of the other banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), JPMORGAN CHASE BANK (as the successor in interest by merger to The Chase Manhattan Bank), individually as a Bank, as administrative agent for itself and the other Banks (in its capacity as administrative agent, together with its successors in such capacity "Administrative Agent") and JPMORGAN CHASE BANK (as the successor in interest by merger to The Chase Manhattan Bank, the successor in interest to Chase Bank of Texas, National Association, formerly known as Texas Commerce Bank National Association) as collateral agent for itself and the other Banks (in its capacity as collateral agent, together with its successors in such capacity, the "Collateral Agent").

                                   RECITALS:

         The Borrower, the Administrative Agent, certain of the Banks and Chase Bank of Texas, National Association (now JPMorgan Chase Bank) as the Collateral Agent have entered into that certain Amended and Restated Credit Agreement dated as of March 11, 1998 (as amended or otherwise modified by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 15, 1998, that certain Assignment and Acceptance dated December 28, 1998 among Wells Fargo Bank, N.A., Foothill Capital Corporation and The Chase Manhattan Bank, that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 23, 1999, that certain Consent, Waiver and Third Amendment to Amended and Restated Credit Agreement dated as of July 31, 2000, that certain consent letter dated September 22, 2000, that certain waiver letter dated December 4, 2000 and that certain Waiver and Fourth Amendment to Amended and Restated Credit Agreement dated as of December 12, 2000, collectively the "Agreement").

         National City has determined not to participate as a "Bank" under the Agreement. The Borrower, the Banks, the Administrative Agent and the Collateral Agent desire to amend the Agreement to remove National City as a Bank and to otherwise change the terms thereof and of certain other Loan Documents (as that term is defined in the Agreement) as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof (the "Effective Date"):

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

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                                   ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to the Term "Bank"; Termination of the Commitments of the National City. The term "Bank" as used is the Agreement is amended to exclude National City. The Borrower agrees that the Revolving Commitment of National City in effect under the Agreement prior to the Effective Date is terminated as of the Effective Date. Upon receipt by National City of all amounts owed to it under the Agreement on the Effective Date, National City agrees to its removal from the Agreement on the Effective Date as herein contemplated, agrees that it is no longer a party to the Agreement as of the Effective Date and agrees that the Agreement may be amended or otherwise modified without its consent or agreement after the Effective Date. On the Effective Date, the Banks shall make advances, the proceeds of which shall be utilized to repay the principal amount of the Revolving Loans owed National City, such advances to be in amounts sufficient so that after giving effect thereto, the Revolving Loans shall be held by the Banks pro rata according to the respective Revolving Commitments. Advances made by a Bank under the foregoing sentence shall be Revolving Loans and Base Rate Accounts.

         Section 2.2 Amendment to Existing Definitions in Section 1.1. The definitions of the following terms set forth in Section 1.1 of the Agreement are amended in their respective entireties to read as follows:

                  "Borrowing Availability" means, at any date of determination, the amount by which (x) exceeds the Outstanding Credit Agreement Obligations, where (x) equals the lesser of (i) the Revolving Commitments or (ii) the sum of the Borrowing Base minus all of the Obligations described in clauses (iv) and (v) of the definition of the term "Obligation" and any other Obligation relating thereto (i.e., the deposit and cash management obligations) to the extent not already prefunded in a manner satisfactory to the Administrative Agent.

                  "Daily Collection Event" means the occurrence of a Default or the occurrence of any event that would cause the amount of the Borrowing Availability to be less than Ten Million Dollars ($10,000,000) for any five (5) consecutive Business Days.

                  "Obligation" or "Obligations " means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiary to the Agents, the Banks, any of their respective Affiliates or any of them arising pursuant to:

                           (i) any of the Loan Documents;

                           (ii) any interest rate swap, interest rate caps,
                  interest rate collars, or other similar agreements entered into by either Agent, any Bank or any of their respective Affiliates, with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to fix or limit its interest expense;

                           (iii) any foreign exchange, currency hedging, or
                  other agreement entered into by either Agent, any Bank or any of their respective Affiliates with the Borrower or any Subsidiary enabling Borrower or a Subsidiary to limit the market risk of holding currency in either the cash or futures markets;


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                           (iv) any deposit accounts maintained by Borrower or
                  any of its Subsidiaries with either Agent, any Bank or any of their respective Affiliates;

                           (v) any cash management services or treasury
                  administration services provided by either Agent, any Bank or any of their respective Affiliates;

                           (vi) any documentation relating to any of the
                  foregoing; and

                           (vii) any services or transactions relating to any of
                  the foregoing,

whether, in each case set forth above, such obligations, indebtedness, and liabilities now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several. The term "Obligation" includes without limitation, the following: all obligations of the Borrower to repay the Revolving Loans; the Reimbursement Obligations; interest on the Revolving Loans and Reimbursement Obligations; all fees, costs, and expenses (including attorneys' fees and expenses) provided for in the documentation evidencing or governing any of the foregoing obligations, indebtedness or liabilities; any daylight overdraft exposure; and all obligations to reimburse either Agent, any Bank or any of their respective Affiliates for any credit extended on uncollected funds or the amount of any item (including checks and automated clearing house credits) credited to an account but which is subsequently returned unpaid or returned for any other reason.

         "Outstanding Revolving Credit" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus
(b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including either Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) the aggregate amount of all accrued and unpaid interest and fees and all amounts due under Sections 13.1 and 13.2; plus (d) all of the Obligations described in clauses (iv) and (v) of the definition of the term "Obligations" and any other Obligation relating thereto (i.e., the deposit and cash management obligations) to the extent not already prefunded in a manner satisfactory to the Administrative Agent.

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on Schedule 1.1(a) under the heading "Revolving Commitment" or, if applicable, in such Bank's most recent Assignment and Acceptance, as the same may be reduced or terminated pursuant to Sections 2.6 or 11.2 or subsection 13.8(c). The aggregate amount of the Revolving Commitments of all Banks as of November 30, 2001 equals Seventy-Five Million Dollars ($75,000,000).

         "Revolving Termination Date" means November 30, 2004 or such earlier date on which the Revolving Commitments terminate as provided in this Agreement or such earlier date on which the Revolving Commitments terminates as provided in Section 2.6.


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         Section 2.3 Amendment to the "Borrowing Base" Definition. The
definition of the term "Borrowing Base" in Section 1.1 of the Agreement is amended as follows:

                  (a) Clause (c) of the term "Borrowing Base" is amended in its entirety to read as follows:

                           (c) the outstanding principal amount of any Short
                  Term Bank Debt; minus

                  (b) the following sentence is added to the end of the definition of the term "Borrowing Base":

                  If any Subsidiary becomes a Domestic Granting Subsidiary under the terms of Section 8.10(b), such Domestic Granting Subsidiary's Eligible Accounts shall not be included in the Borrowing Base until the Administrative Agent shall have performed an audit of the accounts receivable of such Domestic Granting Subsidiary reasonably satisfactory in form and substance to the Administrative Agent and the Banks.

         Section 2.4 Addition of New Defined Terms to Section 1.1. The following defined terms are added to Section 1.1 of the Agreement to read in their respective entireties as follows:

                  "Funded Debt" means, without duplication, all Debt of the type identified in clauses (a), (b), (c), (d) and (g) of the definition of "Debt" in Section 1.1 of this Agreement.

                  "Outstanding Credit Agreement Obligations" means, at any time of determination, the sum of (a) the aggregate amount of Revolving Loans then outstanding; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including either Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) the aggregate amount of all accrued and unpaid interest and fees and all amounts due under Sections 13.1 and 13.2.

         Section 2.5 Amendment to Section 2.1. The "provided, however" clause of the first sentence of Section 2.1 of the Agreement is amended in its entirety to read as follows:

         provided, however, (a) the Outstanding Credit Agreement Obligations applicable to a Bank (except, with respect to the Administrative Agent as a Bank, as may otherwise result from the operation of Section 4.6) shall not at any time exceed such Bank's Revolving Commitment; (b) the Outstanding Credit Agreement Obligations shall not at any time exceed the lesser of (i) the aggregate Revolving Commitments or (ii) the Borrowing Base; and (c) the Outstanding Revolving Credit shall never exceed the Borrowing Base.

         Section 2.6 Amendment to Sections 2.5 and 2.6. Sections 2.5 and 2.6 of the Agreement are amended in their respective entireties to read as follows:

                  Section 2.5 Revolving Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Commitment for the period from and including the date hereof to and including the Revolving Termination Date, at a rate


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         equal to three-eighths of one percent (0.375%) per annum calculated based on a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). For the purpose of calculating the commitment fee hereunder, the Revolving Commitments shall be deemed utilized by the Outstanding Credit Agreement Obligations. Accrued commitment fees under this Section 2.5 shall be payable in arrears on the first day of April, July, October and January of each year, beginning January 1, 2002 and on the Revolving Termination Date.

                  Section 2.6 Reduction or Termination of Revolving Commitments; Early Termination Fee. The Borrower shall have the right to terminate or reduce in part the unused portion of the Revolving Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction as provided in
         Section 4.3; (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000); and (c) in the event the Revolving Commitments are voluntarily terminated in full on or before November 30, 2002, the Borrower agrees to pay to the Administrative Agent for the benefit of each Bank a prepayment fee for each Bank equal to one percent (1.00%) of the Revolving Commitments held by such Bank as calculated immediately prior to giving effect to such termination. The Revolving Commitments may not be reinstated after they have been terminated or reduced.

         Section 2.7 Amendment to Section 2.7. The "provided, however" clause of the first sentence of Section 2.7(a) of the Agreement is amended in its entirety to read as follows:

         provided, however, (i) the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed Twenty-Five Million Dollars ($25,000,000); (ii) the Outstanding Credit Agreement Obligations shall not at any time exceed the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base; (iii) the Outstanding Credit Agreement Obligations applicable to a Bank shall not at any time exceed such Bank's Revolving Commitment (except, with respect to the Administrative Agent as a Bank, as may otherwise result from the operation of Section 4.6); and (iv) the Outstanding Revolving Credit shall never exceed the Borrowing Base.

         Section 2.8 Amendment to Section 3.2. Section 3.2 of the Agreement is amended in its entirety to read as follows:

                  Section 3.2 Determinations of Margins and Fees. The margins identified in Section 3.1 and the fees payable under subsection 2.7(c) shall be defined and determined as follows:

                           "Base Margin" shall mean (i) during the period
                  commencing on November 30, 2001 and ending on but not including the first Adjustment Date (as defined below), zero percent (0%) per annum and (ii) during each period from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 3.2 under the heading "Base Margin" opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

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                           "LC Fee Rate " shall mean (i) during the period
                  commencing on November 30, 2001 and ending on but not including the first Adjustment Date, one and three quarters of one percent (1.75%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading "LC Fee" opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                           "Libor Rate Margin" shall mean (i) during the period
                  commencing on November 30, 2001 and ending on but not including the first Adjustment Date, one and three quarters of one percent (1.75%) per annum and (ii) during each Calculation Period, the percent per annum set forth in the table below under the heading Libor Margin opposite the Interest Coverage Ratio which corresponds to the Interest Coverage Ratio set forth in, and as calculated in accordance with, the applicable Compliance Certificate.

                                                                          Libor Margin
                  Interest Coverage Ratio                 Base Margin      and LC Fee
                  -----------------------                 -----------     ------------
               Greater than or equal to 4.50                  0.00%          1.75%

               Greater than or equal to 4.00 but less
               than 4.50                                      0.25%          2.00%

               Greater than or equal to 3.00 but less
               than 4.00                                      0.50%          2.25%

               Greater than or equal to 2.00 but less
               than 3.00                                      0.75%          2.50%

               Less than or equal to 2.00                     1.00%          2.75%

         Upon delivery of the Compliance Certificate pursuant to subsection 8.1(c) in connection with the financial statements of the Borrower and the Subsidiaries required to be delivered pursuant to Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on October 31, 2001 and provided no Default exists, the Base Margin, the Libor Rate Margin and the LC Fee Rate shall automatically be adjusted in accordance with the Interest Coverage Ratio set forth therein and the table set forth above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Administrative Agent of the related Compliance Certificate pursuant to Section 8.1(c) (each such Business Day when such margins or fees change pursuant to this sentence or the next following sentence, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Interest Coverage Ratio within the period of time required by subsection 8.1(c) or if a Default otherwise exists: (i) the Base Margin shall automatically be adjusted to one percent (1.00%) per annum; (ii) the Libor Rate Margin shall automatically be adjusted to two and three-quarters of one percent (2.75%) per annum; and (iii) the LC Fee Rate shall automatically be adjusted to two and three-quarters percent (2.75%) per annum, such automatic adjustments to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) or, with respect to the occurrence of any other Default, on the date the Administrative Agent gives notice thereof to the Borrower and to remain in effect until subsequently adjusted in

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         accordance with the terms hereof with the delivery of a Compliance
         Certificate when no Default exists.

         Section 2.9 Amendment to Section 8.1(b). Clause (b) of Section 8.1 of the Agreement is amended in its entirety to read as follows:

                  (b) Quarterly and Monthly Financial Statements. As soon as available, and in any event:

                           (i) within forty-six (46) days after the end of each
                  Fiscal Quarter beginning with the Fiscal Quarter ending October 31, 2001, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended containing, on a consolidated and (except with respect to the statement of cash flow) consolidating basis, a balance sheet and statements of income, retained earnings, and cash flow, in each case (except in the case of the consolidating statements) setting forth in comparative form the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or chief operating officer of the Borrower to have been prepared in accordance with GAAP but presented in accordance with the interim reporting rules and regulations of the Securities and Exchange Commission and to fairly present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein; and

                           (ii) within twenty-five (25) days after the end of
                  each month ending during any Monthly Reporting Period, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such month and for the portion of the Fiscal Year then ended containing, on a consolidated basis, a balance sheet and statements of income and retained earnings, in each case setting forth in comparative form the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer or chief operating officer of the Borrower to have been prepared in accordance with GAAP but presented in accordance with the interim reporting rules and regulations of the Securities and Exchange Commission and to fairly present (subject to year-end audit adjustments and quarter ended adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein (as used herein the term "Monthly Reporting Period" means any period from: (i) the date that the Administrative Agent notifies the Borrower that the Borrowing Availability has dropped below Twenty Million Dollars ($20,000,000) for any five (5) consecutive Business Days as determined by the Administrative Agent to (ii) the date the Administrative Agent advises the Borrower that monthly reporting is no longer necessary (which notice the Administrative Agent agrees to deliver if no Default exists and the Borrowing Availability has exceeded Twenty Million Dollars ($20,000,000) and could not reasonably be expected to drop below that


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                  amount for any five (5) consecutive Business Days in the
                  foreseeable future as determined by the Administrative Agent in its discretion). The Administrative Agent may give notice of the commencement of a Monthly Reporting Period at any time and from time to time in accordance with the foregoing provisions and as a result, more than one Monthly Reporting Period may be established hereunder),

         Section 2.10 Amendment to Section 8.1(e). Clause (e) of Section 8.1 of the Agreement is amended in its entirety to read as follows:

                  (e) Receivable Reporting. If a Daily Collection Event occurs and the Administrative Agent requests, the Borrower shall furnish to the Administrative Agent the Receivables Reports (i) once each week if the Borrowing Availability drops below Ten Million Dollars ($10,000,000) as of any date of determination or (ii) on each Business Day if the Borrowing Availability at any time drops below Five Million Dollars ($5,000,000) for any three (3) consecutive Business Days as determined by the Administrative Agent. Once Daily Collection Procedures have been established, they shall remain in effect until the Administrative Agent determines in its discretion that they are no longer necessary. The Receivables Reports delivered under this clause
         (e) shall be prepared as of the preceding Business Day prior to the date of the delivery of such reports, or in the case of weekly reporting, for the period since the last weekly report;

         Section 2.11 Amendment to Section 9.2. Section 9.2 of the Agreement is amended to add the following to the end thereof:

         The issuance of a letter of credit for the account of Borrower or a Subsidiary to secure Debt or other obligations of the Borrower or a Subsidiary shall not be deemed to be the granting of a Lien for purposes of this Section 9.2.

         Section 2.12 Amendment to Section 9.3. Clauses (iii) and (iv) of
Section 9.3 of the Agreement are amended in their respective entireties to read as follows:

         (iii) the Borrower or any Subsidiary (the "Acquiring Company") may acquire all or substantially all of the assets of any Subsidiary (a "Transferring Subsidiary") if the Acquiring Company assumes all the Transferring Subsidiary's liabilities, including without limitation, all liabilities of the Transferring Subsidiary under the Loan Documents to which it is a party (and, following such assignment and assumption, such Transferring Subsidiary may wind up, dissolve and liquidate); and
         (iv) Borrower or a Subsidiary may acquire (directly or through a merger in which the Borrower or Subsidiary is the surviving Person) one hundred percent (100%) of the equity interests issued by a Person or all or a substantial part of a Person's assets (a Person who is, or whose assets are, to be acquired under this subsection 9.3(iv), herein a "Target") if such transaction is approved by the Required Banks (with the determination by a Bank whether to approve such a transaction not to be unreasonably withheld) or if all of the following conditions are satisfied:

                           (a) No Default exists or would result therefrom.

                           (b) The Target is involved in the type of business
                  activities described in Section 9.9.


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                           (c) If the proposed acquisition is an acquisition of
                  the stock of a Target, the acquisition will be structured so that the Target will become a wholly-owned Subsidiary directly owned by Borrower. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a wholly-owned Subsidiary directly owned by Borrower will acquire all or substantially all of the assets of the Target.

                           (d) The Purchase Price for the proposed acquisition
                  does not exceed Ten Million Dollars ($10,000,000) and the sum of the Purchase Price for the proposed acquisition plus the aggregate amount of the Purchases Prices paid during the most recently completed twelve (12) month period prior to the date of the closing of the proposed acquisition for all other acquisitions under the permissions of this Section 9.3 does not exceed Ten Million Dollars ($10,000,000) (the term "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete or consulting payments or otherwise), the Dollar amount of all Debt to be paid or assumed by the purchaser and the Dollar value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (including any stock issued to the seller) all valued in accordance with the applicable purchase agreement).

                           (e) The obligations arising under subsection 8.10(b)
                  shall be fulfilled simultaneously with the closing of the acquisition in question.

                           (f) The average daily balance of the sum of
                  Borrower's cash, cash equivalents and the Borrowing Availability for the thirty (30) days preceding the date of the closing of the acquisition and calculated as if the acquisition occurred on the first (1st) day of such period equals or exceeds Twenty-Five Million Dollars ($25,000,000).

                           (g) The ratio of (x) to (y), calculated on a pro
                  forma basis as of the end of the most recently completed Fiscal Quarter prior to the proposed date of the acquisition (assuming the consummation of the acquisition in question, that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period and, to the extent such Debt bears interest at a floating rate, that the rate in effect for the entire period of calculation was the rate in effect at the time of calculation) shall be not be greater than 3.00 to 1.00, where:

                                    (x) equals the sum of (1) the total Funded
                           Debt outstanding as of such Fiscal Quarter end (excluding the Revolving Loans) plus (2) the daily average outstanding Revolving Loans over the four consecutive Fiscal Quarter periods ending on the date of calculation; and

                                    (y) equals the Adjusted EBITDA calculated
                           for the four Fiscal Quarters then ended.


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                  The term "Adjusted EBITDA" means, for any period (the "Subject
                  Period"), the total of the following calculated without duplication for such period: (a) Borrower's EBITDA; plus (b), on a pro forma basis, the pro forma EBITDA of the Target and each Prior Target or, as applicable, the EBITDA of the Target and a Prior Target attributable to the assets acquired from such Target and Prior Target, for any portion of such Subject Period occurring prior to the date of the acquisition of each such Target, Prior Target or the related assets but only to the extent such EBITDA can be established based on financial statements prepared in accordance with GAAP and only to the extent the same has been calculated in a manner satisfactory to the Administrative Agent and the Banks. The term "Prior Target" means all Targets acquired or whose assets have been acquired in an acquisition permitted by this Section 9.3.

                           (h) The proposed acquisition shall have been approved
                  by the Target's board of directors or other authorized governing body of the Target and the required percentage of the Target's shareholders or other equity holders.

                           (i) Borrower shall provide the Administrative Agent
                  fifteen (15) Business Days prior to the consummation of the acquisition the following: (1) notice of the acquisition, (2) the most recent financial statements of the Target that the Borrower has available, (3) such other documentation and information relating to the Target and the acquisition as the Administrative Agent may reasonably request, and (4) evidence certified by the chief executive, chief operating or chief financial officer of the Borrower of compliance with clauses
                  (d), (f), and (g) of this Section 9.3 and that on a pro forma basis for the period of four consecutive Fiscal Quarters most recently ended (assuming the consummation of the acquisition in question, that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period and, to the extent such Debt bears interest at a floating rate, that the rate in effect for the entire period of calculation was the rate in effect at the time of calculation), Borrower shall be in compliance with the covenants contained in Article 10.

         Section 2.13 Amendment to Section 9.4. Clauses (i), (ii) and (iii) of
Section 9.4 of the Agreement are amended in their respective entireties to read as the following clauses (i) and (ii):

                  (i) Subsidiaries of the Borrower may make, declare, and pay dividends and make other distributions to Borrower or to other Subsidiaries with respect to their capital stock or other equity interests in the ordinary course of business and to allow Borrower to pay dividends permitted hereunder; and

                  (ii) The Borrower may pay cash dividends or repurchase its capital stock provided that after giving effect to the dividends paid or the stock repurchased: (A) no Default exists or would result therefrom; (B) the average daily balance of the sum of Borrower's cash, cash equivalents and the Borrowing Availability for the thirty (30) days preceding the date of payment and calculated as if the stock repurchased occurred on the first (1st) day of such period equals or exceeds Twenty-Five Million Dollars


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO
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

         ($25,000,000); (C) the sum of the aggregate cash dividends and the aggregate purchase price of the stock repurchased under this clause
         (ii): (1) in any twelve (12) month period shall not exceed Ten Million Dollars ($10,000,000) and (2) during the period from November 30, 2001 through the Revolving Termination Date shall not exceed Twenty Million Dollars ($20,000,000); (D) the ratio of (x) to (y), calculated on a pro forma basis as of the end of the most recently completed Fiscal Quarter prior to the proposed date of dividend or repurchase and as if the dividend or repurchase occurred on the first day of the four Fiscal Quarter period then ended, shall be not be greater than 3.00 to 1.00, where:

                           (x) equals the sum of (1) the total Funded Debt
                  outstanding as of such Fiscal Quarter end (excluding the Revolving Loans) plus (2) the daily average outstanding Revolving Loans over the four consecutive Fiscal Quarter periods ending on the date of calculation and

                           (y) equals the Borrower's EBITDA calculated for the
                  four Fiscal Quarters then ended; and

         (E) the Borrower shall, within twenty-five (25) days after the end of any month during which it has paid any cash dividends or repurchased any capital stock, provide the Administrative Agent evidence, certified by the chief executive, chief operating or chief financial officer of the Borrower, of its compliance with clause (A), (B), (C) and (D) of this subsection 9.4(ii) with respect to each such dividends or repurchase; and

         Section 2.14 Amendment to Section 9.8. Clause (a) of Section 9.8 is amended in its entirety to read as follows:

         (a) dispositions of inventory in the ordinary course of business and other dispositions of assets to the extent permitted by clauses (ii) and (iii) of Sections 9.3 and clauses (h) and (i) of Section 9.5;

         Section 2.15 Amendment to Section 10.1. Section 10.1 of the Agreement is deleted therefrom.

         Section 2.16 Amendment to Section 10.2. The definition of the term "Net Income" in Section 10.2 of the Agreement is amended in its entirety to read as follows:

                  "Net Income" means, for any period and any Person, such Person's consolidated net income (or loss) determined in conformity with GAAP, but excluding the following, without duplication, in the calculation thereof: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of its subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains attributable to fixed asset dispositions; provided that, in connection with any fixed asset disposition in the ordinary course of business, if the gain realized therefrom is in an amount equal to or less than Fifty Thousand Dollars ($50,000), then such gain shall not be excluded from the calculation of net income during such period but if the gain from any such fixed asset disposition exceeds Fifty Thousand Dollars ($50,000), the total amount of the related after-tax gain shall be excluded from the calculation of net income; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary or non-cash gains; and (d) when calculating Net Income for the Borrower, any non-cash deductions arising from the write down in the value of goodwill as required under Financial Accounting Standards Board Statement 142.


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO
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

         Section 2.17 Amendment to Section 12.10. Section 12.10 of the Agreement is amended in its entirety to read as follows:

                  Section 12.10 Agent Fee. The Borrower agrees to pay to the Administrative Agent, on December 1, 2001 and on each Monthly Payment Date thereafter, the administrative fee set forth in the letter dated September 20, 2001 from J.P. Morgan Business Credit Corporation to the Borrower.

         Section 2.18 Amendment to Exhibits "B" and "D". "Exhibits "B" and "D" to the Agreement are each amended in their respective entireties to read as set forth on Exhibits "B" and "D" to this Amendment, respectively.

         Section 2.19 Amendment to Schedule 1.1(a). Schedule 1.1(a) to the Agreement is amended in its entirety to read as set forth on Schedule 1.1(a) to this Amendment.

         Section 2.20 Amendment to Borrower Security Agreement. Schedule 1 to the Borrower Security Agreement is amended in its entirety to read as set forth on Exhibit "E" hereto.

         Section 2.21 Amendment to Subsidiary Security Agreement. The reference to 7107-C Intermodal Drive in Section 3.5 of the Subsidiary Security Agreement executed by Spectrum Integrated Services, Inc. is deleted therefrom and Schedule 1 thereto is amended in its entirety to read as set forth on Exhibit "F" hereto.

                                   ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

                  (a) Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative
         Agent:

                           (i) Authorization. Evidence that the Borrower and
                  each Obligated Party are authorized to execute, deliver and perform this Amendment.

                           (ii) Projections. Projected profit and loss
                  statements, balance sheets and cash flow statements for the Borrower and the Subsidiaries all prepared on a consolidated basis, on a quarterly basis for the Fiscal Year ending 2002 and on an annual basis for the Fiscal Years ending 2003 and 2004. The projections shall be accompanied by appropriate supporting details and narrative statements of underlying assumptions and shall be prepared in sufficient detail to determine the underlining financial statistics including but not limited to fixed and variable costs.

                           (iii) Fee. The arrangement fees due the
                  Administrative Agent under that terms of that certain proposal letter dated September 20,

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO OTHER LOAN DOCUMENTS - Page 12

                  2001 between J.P. Morgan Business Credit Corporation and the Borrower and evidence that the costs and expenses (including attorneys' fees) referred to in Section 4.4 hereof, to the extent incurred, shall have been paid in full by Borrower.

                           (iv) Additional Information. Administrative Agent
                  shall have received such additional documentation and information as Administrative Agent may request.

                  (b) After giving effect to this Amendment, the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

                  (c) After giving effect to this Amendment, no Default shall have occurred and be continuing; and

                  (d) All proceedings taken in connection with this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Administrative Agent.

                                   ARTICLE 4

                                 Miscellaneous

         Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Banks and the Agents agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Amendment (including, without limitation the accrual and payment of interest and commitment and other fees), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

         Section 4.2 Representations and Warranties. Borrower hereby represents and warrants to Administrative Agent and the Banks as follows: (a) after giving effect to this Amendment, no Default has occurred and is continuing; (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Borrower and each Obligated Party and does not and will not: (1) violate any provision of law applicable to Borrower or any Obligated Party, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of Borrower or any Obligated Party or any order, judgment, or decree of any court or agency of government binding upon Borrower or any Obligated Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower or any Obligated Party; (3) result in or require the creation or imposition of any material lien upon any of the assets of Borrower or any Obligated Party; or (4) require any approval or consent of any Person under any material contractual obligation of Borrower or any


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO
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

Obligated Party; (d) except as previously disclosed to Administrative Agent, the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of the Borrower and each Obligated Party, resolutions of the Borrower attached as Exhibit B to its Secretary's Certificate dated as of March 6, 1998, and resolutions of Spectrum Integrated Services, Inc. attached as Exhibit B to its Secretary's Certificate dated as of March 6, 1998, have not been modified or rescinded since March 6, 1998, and remain in full force and effect, and the officers identified in each such Secretary's Certificate continue to hold the offices set forth in such certificate; and (e) the projections described in Section 3.1(a)(ii) were prepared by Borrower based on the most recent financial statements of Borrower in light of the past operations of Borrower and were prepared on a basis consistent with GAAP, with only such adjustments thereto as would be required in accordance with GAAP and such projections represent, as of the date thereof, the good faith estimate of Borrower and its senior management concerning the projected performance of Borrower's business based on the supporting details and assumptions set forth in such projections after giving effect to the transactions contemplated hereby. The Banks acknowledge that the projections are estimates and that the Borrower's actual results can differ from those set forth in such projections. IN ADDITION, TO INDUCE THE ADMINISTRATIVE AGENT AND THE BANKS TO AGREE TO THE TERMS OF THIS AMENDMENT, BORROWER AND EACH OBLIGATED PARTY (BY ITS EXECUTION BELOW) REPRESENT AND WARRANT THAT AS OF THE DATE OF ITS EXECUTION OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT.

         Section 4.3 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 4.4 Expenses of Agents. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Administrative Agent or Collateral Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Administrative Agent's legal counsel.

         Section 4.5 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 4.6 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 4.7 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Banks, National City, the Agents and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

         Section 4.8 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO
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


     Section 4.9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 4.10. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     Executed as of the date first written above.

                                       BORROWER:

                                       SOFTWARE SPECTRUM, INC.

                                       By:  /s/ KEITH R. COOGAN
                                           -------------------------------------
                                           Keith R. Coogan
                                           President & Chief Operating Officer

                                       ADMINISTRATIVE AGENT:

                                       JPMORGAN CHASE BANK (as the successor in interest by merger to The Chase Manhattan
                                       Bank), individually as a Bank, as the
                                       Administrative Agent and the Collateral
                                       Agent

                                       By: /s/ GINA HOLLOWAY
                                          --------------------------------------
                                          Gina Holloway, Senior Vice President

                                       OTHER BANKS AND NATIONAL CITY:

                                       NATIONAL CITY BANK, KENTUCKY

                                       By: /s/ STEPHEN BASSETT
                                          --------------------------------------
                                          Name: Stephen Bassett
                                               ---------------------------------
                                          Title: Account Officer
                                                --------------------------------

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ SUNNIE M. KIM
                                          --------------------------------------
                                          Name: SUNNIE M. KIM
                                               ---------------------------------
                                          Title: ASST. VICE PRESIDENT
                                                --------------------------------


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO OTHER LOAN DOCUMENTS - Page 15

                                       FOOTHILL CAPITAL CORPORATION


                                       By: /s/ JUAN BARRERA
                                          --------------------------------------
                                          Name: Juan Barrera
                                               ---------------------------------
                                          Title: Assistant Vice President
                                                --------------------------------


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO OTHER LOAN DOCUMENTS - Page 16

                                 ACKNOWLEDGMENT

         The undersigned hereby consents and agrees to this Amendment (including, without limitation, Section 2.21 and Section 4.2), and hereby ratifies and confirms each of the Loan Documents to which it is a party and agrees that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Witness due execution hereof by the undersigned as of the date first written above.

                                       SPECTRUM INTEGRATED SERVICES, INC.


                                       By: /s/ KEITH R. COOGAN
                                          --------------------------------------
                                          Keith R. Coogan, President,
                                          Executive Vice President and Assistant
                                          Secretary


FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND MODIFICATION TO OTHER LOAN DOCUMENTS - Page 17

                         LIST OF EXHIBITS AND SCHEDULES

          Exhibit "B"         Borrowing Base Certificate
          Exhibit "D"         Compliance Certificate
          Exhibit "E"         Schedule 1 to Borrower Security Agreement
          Exhibit "F"         Schedule 1 to Subsidiary Security Agreement

          Schedule 1.1(a)     Revolving Commitments


LIST OF EXHIBITS, Solo Page

                                  EXHIBIT "B"
                                       TO
                            SOFTWARE SPECTRUM, INC.
                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                           Borrowing Base Certificate




EXHIBIT "B", Cover Page

                           BORROWING BASE CERTIFICATE

TO:      JPMorgan Chase Bank,
         as administrative agent
         600 Fifth Avenue, 4th Floor
         New York, New York 10020

         with a copy to each Bank

Ladies/Gentlemen:

         This Borrowing Base Report for the month ending ____________________, 20___, is executed and delivered by SOFTWARE SPECTRUM, INC. (the "Borrower") to JPMorgan Chase Bank ("Administrative Agent"), pursuant to that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 11, 1998, among the Borrower, The Chase Manhattan Bank, Chase Bank of Texas, National Association, as Collateral Agent, and the banks named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement.

         The Borrower represents and warrants to the Administrative Agent and the Banks that all information contained herein is true, correct, and complete, and that the total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Borrower further represents and warrants to the Lender that attached are the following Receivable Reports, all for the Borrower and the Granting Subsidiaries for the month ending ____________, 20__: (A) a list of all accounts receivable showing all accounts aged in 30, 60, 90 and 120 day intervals (reflecting all journal entries and adjustments, including all customer credits and debits), (B) all contra calculations, specifying, among other items, the accounts payable balances owed to its top ten vendors, (C) a collections report, (D) the lockbox statements, and (E) inventory designations.

1.    Accounts Receivable of Borrower and Domestic Granting
      Subsidiaries as of the date of the last submitted Borrowing
      Base (note: lines 1(a), (b) and (c) to be completed only upon
      Administrative Agent's request)                                    $___________

      (a) + Sales                                                        $___________

      (b) - Collections                                                  $___________

      (c) - Credits                                                      $___________

      (d) Gross Accounts Receivable of Borrower and Domestic
          Granting Subsidiaries as of _____________ (detail of
          the conversion calculation of Canadian dollar accounts
          to U.S. dollars to be attached as a schedule)                  $___________

         Accounts Receivable Aging of Borrower and Domestic Granting Subsidiaries as of ___________

       Domestic
       Total A/R   Current   31-60   61-90   91-120   Over 120
       ---------   -------   -----   -----   ------   --------
       $           $         $       $       $        $


BORROWING BASE CERTIFICATE, Page 1

2.    Less: Ineligible Accounts of Borrower and the Domestic
      Granting Subsidiaries (determined pursuant to the
      definition of Eligible Account in the Credit Agreement,
      without duplication)
      (a) Accounts not due and payable within 120 days ............... $__________
      (b) Accounts outstanding for more than 120 days past the
          original date of invoice.................................... $__________
      (c) Accounts created outside of the ordinary course of
          business ................................................... $__________
      (d) Accounts relating to unenforceable contracts or
          contracts which do not represent complete bona fide
          transactions ............................................... $__________
      (e) Accounts from sales on bill-and-hold, guaranteed
          sale, sale-and-return, or similar basis .................... $__________
      (f) Accounts subject to, or arising from the sale of goods subject to, a Lien other than Liens held by the
          Collateral Agent............................................ $__________
      (g) Accounts as to which the Collateral Agent does not
          have first priority Lien or which are not directed to be
          remitted to a Lockbox Account .............................. $__________
      (h) Accounts subject to set-off, dispute, etc................... $__________
      (i) Accounts owed by account debtors subject to
          bankruptcy or that are insolvent ........................... $__________
      (j) Accounts evidenced by chattel paper or instruments ......... $__________
      (k) Accounts owed by foreign account debtors (other than
          Approved Foreign Account Debtors) not supported by
          an acceptable letter of credit or insurance ................ $__________
      (l) Any U.S. Federal or Canadian Government Accounts
          unless the applicable assignment of claims laws shall
          have been complied with .................................... $__________
      (m) Accounts owed by Affiliates etc. ........................... $__________
      (n) Accounts not payable in Dollars or Canadian dollars ........ $__________
      (o) Accounts that do not comply with laws, etc ................. $__________
      (p) Accounts backed by performance, completion or other
          bonds or performance subcontracted (unless waived in
          writing by the Administrative Agent) ....................... $__________
      (q) Accounts written off per GAAP .............................. $__________
      (r) Accounts for which required notices have not been
          filed ...................................................... $__________
      (s) Excluded Accounts .......................................... $__________
      (t) Accounts subject to 50% past due rule ...................... $__________
      (u) Contra accounts owed to the account debtors ................ $__________
3.    Total Ineligible Accounts of Borrower and the Domestic
      Granting Subsidiaries (total of 2(a) through (u))............... $__________
4.    Total Eligible Accounts of Borrower and the Domestic
      Granting Subsidiaries (1(d) minus 3) ........................... $__________
5.    Advance Percent of line 4 ...................................... $___________


BORROWING BASE CERTIFICATE, Page 2

6.    Accounts Receivable of Software Spectrum Canada as of
      the date of the last submitted Borrowing Base (note: lines
      6 (a), (b) and (c) to be completed only upon
      Administrative Agent's request)................................. $__________
      (a) + Sales .................................................... $__________
      (b) - Collections .............................................. $__________
      (c) - Credits .................................................. $__________
      (d) Gross Accounts Receivable of Software Spectrum
          Canada as of _____________ (detail of conversion
          calculation to U.S. dollars to be attached as a
          schedule)................................................... $__________

       Domestic
       Total A/R   Current   31-60   61-90   91-120   Over 120
       ---------   -------   -----   -----   ------   --------
       $           $         $       $       $        $

7.    Less: Ineligible Accounts of Software Spectrum Canada

      (a) Accounts not due and payable within 120 days .................. $___________
      (b) Accounts outstanding for more than 120 days past the
          original date of invoice....................................... $___________
      (c) Accounts created outside of the ordinary course of
          business ...................................................... $___________
      (d) Accounts relating to unenforceable contracts or
          contracts which do not represent complete bona fide
          transactions .................................................. $___________
      (e) Accounts from sales on bill-and-hold, guaranteed
          sale, sale-and-return, or similar basis ....................... $___________
      (f) Accounts subject to, or arising from the sale of goods subject to, a Lien other than Liens held by the
          Collateral Agent............................................... $___________
      (g) Accounts as to which the Collateral Agent does not
          have first priority Lien or which are not directed to be
          remitted to a Lockbox Account ................................. $___________
      (h) Accounts subject to set-off, dispute, etc...................... $___________
      (i) Accounts owed by account debtors subject to
          bankruptcy or that are insolvent .............................. $___________
      (j) Accounts evidenced by chattel paper or instruments ............ $___________
      (k) Accounts owed by foreign account debtors (other than
          Approved Foreign Account Debtors) not supported by
          an acceptable letter of credit or insurance ................... $___________
      (l) Any U.S. Federal or Canadian Government Accounts
          unless the applicable assignment of claims laws shall
          have been complied with ....................................... $___________
      (m) Accounts owed by Affiliates etc. ..............................
      (n) Accounts not payable in Dollars or Canadian dollars ........... $___________

BORROWING BASE CERTIFICATE, Page 3

      (o) Accounts that do not comply with laws, etc ...............  $___________
      (p) Accounts backed by performance, completion or other
          bonds or performance subcontracted (unless waived in
          writing by the Administrative Agent) .....................  $___________
      (q) Accounts written off per GAAP ............................  $___________
      (r) Accounts for which required notices have not been
          filed ....................................................  $___________
      (s) Excluded Accounts ........................................  $___________
      (t) Accounts subject to 50% past due rule ....................  $___________
      (u) Contra accounts owed to the account debtors ..............  $___________
      (v) Accounts not purchased by Borrower........................  $___________
8.    Total Software Spectrum Canada Ineligible Accounts
      (total 7(a) through (v)) $___________
9.    Total Eligible Accounts relating to Software Spectrum
      Canada (6 minus 8) ...........................................  $___________
10.   Advance Percent of Line 9.....................................  $___________
11.   Market value of cash and cash equivalents held in Cash
      Collateral Account (market value detailed on Schedule 2
      hereto) ......................................................  $___________
12.   Outstanding Short Term Bank Debt ............................. ($___________)
13.   Reserves ..................................................... ($___________)
14.   Borrowing Base: Line 5 plus Line 10 plus line 11 minus
      line 12 minus line 13 ........................................                  $___________

15.   Outstanding Credit Agreement Obligations
      (a) Revolving Loans ..........................................  $___________
      (b) Letter of Credit Liabilities .............................  $___________
      (c) Accrued and unpaid interest and fees and other
          amounts due ..............................................  $___________
      (d) Total.....................................................                  $___________

16.   Outstanding Revolving Credit:
      (a) Deposit and cash management obligations (to the
      extent not prefunded) ........................................  $___________
      (b) Outstanding Credit Agreement Obligations(from line
      15(d))........................................................  $___________
      (c) Total.....................................................                  $___________


BORROWING BASE CERTIFICATE, Page 4


17.   The "Borrowing Availability" as defined in the Credit
      Agreement:
      (i) the Revolving Commitments ..........................  $___________

      (ii) line 14 (i.e., the Borrowing Base) minus ..........  $___________

      (iii) line 16(a) (the deposit and cash management
      obligations, to the extent not prefunded) .............. ($___________)

      (iv) total of line 17 (ii) minus line 17 (iii) .........  $___________

      (v) lesser of line (i) or (iv) .........................  $___________

      (vi) Line 15(d) (i.e., the Outstanding Credit Agreement
      Obligations) ........................................... ($___________)

      (vii) Line 17 (v) minus line 17(vi) ....................                $___________
18.   Does Line 16(c) exceed line 14? (i.e., Outstanding
      Revolving Credit can not exceed the Borrowing Base)                Yes            No


         The Borrower represents and warrants to the Banks that the representations and warranties of the Borrower contained in Article 7 of the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof except to the extent that such representations and warranties speak to a specific date, and that no Default has occurred and is continuing.

Date:           ,      .
      ----------  -----
                                         BORROWER:

                                         SOFTWARE SPECTRUM, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

BORROWING BASE CERTIFICATE, Page 5

                                  EXHIBIT "D"
                                       to
                            SOFTWARE SPECTRUM, INC.
                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                             Compliance Certificate





EXHIBIT "D", Cover Page

                             COMPLIANCE CERTIFICATE
                                    for the
                        quarter ending            ,
                                       -------- --  ----

To:      JPMorgan Chase Bank,
         as administrative agent
         600 Fifth Avenue, 4th Floor
         New York, New York 10020

and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 8.1(c) of that certain Amended and Restated Credit Agreement (as amended, the "Agreement") dated as of March 11, 1998 among SOFTWARE SPECTRUM, INC. (the "Borrower"), The Chase Manhattan Bank (now JPMORGAN CHASE
BANK), as administrative agent and Chase Bank of Texas, National Association Bank (now JPMorgan Chase Bank) as collateral agent and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, an authorized financial officer of the Borrower, does hereby certify to the Agent and the Banks that:

1.       DEFAULT.

         No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

                                                                  Compliance or
                                                                   Response to
                                                                    Question
                                                                  -------------
2.       SECTION 8.1 - FINANCIAL STATEMENTS AND RECORDS

      (a) Annual audited financial statements of Borrower on or
          before 91 days after the end of each Fiscal Year.      Yes   No    N/A

      (b) Quarterly unaudited financial statements of Borrower
          on a consolidated and consolidating basis within 46
          days of each Fiscal Quarter end.                       Yes   No    N/A

      (c) Borrowing Base Report together with the Receivables
          Reports within 20 days of each month end or within 20
          days of any other date required by the Administrative
          Agent.                                                 Yes   No    N/A

      (d) If Daily Collection Event occurs, Receivable Reports   Yes   No    N/A
          (i) weekly or
          (ii) daily

      (e) Projections within 30 days before the start of each    Yes   No    N/A
          Fiscal Year.

COMPLIANCE CERTIFICATE - Page 1

3.    SECTION 8.10 - COLLATERAL MATTERS
    (a) Aggregate book value of inventory held by third
        parties                                                  $__________
    (b) Limit                                                    $ 2,500,000   Yes   No
    (c) Collateral perfection/protection required?                             Yes   No
    (d) Material Subsidiary created or acquired?                               Yes   No
    (e) If line (d) is yes, have 8.10(b) and (c) collateral
        measures been taken?                                                   Yes   No

4.    SECTION 9.1 - DEBT No Additional Debt except:
    (a) Purchase money not to exceed:                            $ 5,000,000   Yes   No
        Actual Outstanding                                       $__________
    (b) Guaranties of surety and other bonds not to exceed:      $ 4,000,000   Yes   No
        Actual Outstanding                                       $__________
    (c) Outstanding Guaranties of permitted Debt of Foreign
        Subs and Foreign Ventures                                $__________   Yes   No
    (d) Outstanding Loans, advances, other extensions of
        credit, investments and contributions to Foreign Subs
        (excluding Software Spectrum Canada in an amount
        up to the gross Dollar amount of receivables of
        Software Spectrum Canada) and Foreign Ventures           $__________   Yes   No
    (e) Total Foreign Subsidiary Obligations (line 4(c) plus
        4(d))                                                    $__________   Yes   No
    (f) Foreign Subsidiary Limit
        (i)  $30,000,000 plus                                    $__________
        (ii) if 9.1(e)(ii) test satisfied $10,000,000                          Yes   No
    (g) Acquisition Debt incurred in any Fiscal Year not to
        exceed:                                                  $10,000,000
        Actual incurred in current Fiscal Year(note: Incurrence
        Test must also be met)                                   $__________   Yes   No
    (h) Unsecured Vendor Debt not to exceed:                     $20,000,000
        Actual Outstanding(note : Incurrence Test must also be
        met)                                                     $__________   Yes   No
    (i) Unsecured Short Term Bank Debt not to exceed:            $ 5,000,000
        Actual Outstanding:                                      $__________   Yes   No

5.  SECTION 9.3 - MERGERS, ETC
  (a) Has acquisition been consummated since last
      Compliance Certificate?                                                  Yes   No
  (b) If line (a) yes, Purchase Price                            $__________

COMPLIANCE CERTIFICATE - Page 2

  (c) Aggregate Purchase Prices from prior acquisitions
      under 9.3 in last 12 months.                               $__________              N/A
  (d) Aggregate Purchase Price Limit per 12 month period         $10,000,000   Yes   No   N/A
  (e) Were the conditions in clauses (vii) of Section 9.3
      satisfied with respect to each acquisition?                              Yes   No   N/A

6.  SECTION 9.4 - DIVIDENDS AND STOCK REPURCHASES

  (a) Stock repurchases and dividends for last 12 months not
      to exceed:                                                 $10,000,000

      Actual repurchases and dividends during the last 12
      months                                                     $__________   Yes   No

  (b) Stock repurchases and dividends for period from
      10/31/02 to Revolving Credit Termination Date not to
      exceed:                                                    $20,000,000

      Actual repurchase and dividends during such period:        $__________   Yes   No

7.  SECTION 9.8 - DISPOSITION ASSETS:
  (a) Book Value of asset disposed of in sale leaseback
      transaction within the last 12 months                      $__________   Yes   No   N/A

      Actual not to exceed:                                      $   500,000

  (b) Book value of assets disposed of within the last 12
      months                                                     $__________   Yes   No   N/A

      Actual not to exceed                                       $   500,000

8.  SECTION 9.10 - PREPAYMENT OF DEBT
    No prepayment of Debt except:

  (a) Obligations
  (b) Foreign Sub Debt Guaranteed
  (c) Prepayment of other Debt limited in any Fiscal Year to:    $   500,000
  (d) Aggregate amount of other Debt so prepaid in current
      Fiscal Year                                                $__________   Yes   No   N/A

9. SECTION 10.2 - INTEREST COVERAGE
  (a) Net Income for applicable period
      (i)   net income or loss                                   $__________
      (ii)  minus income of others                              ($__________)
      (iii) minus after-tax gains from asset dispositions       ($__________)
      (iv)  minus other after-tax extraordinary or
            non-cash gains                                      ($__________)


COMPLIANCE CERTIFICATE - Page 3

      (v)   plus non-cash deductions arising from the
            write down in the value of goodwill                  $__________
      (vi)  total of (i) through (v)                             $__________
  (b) Plus net provisions for tax                                $__________
  (c) Plus Interest Expense                                      $__________
  (d) Plus amortization and depreciation                         $__________
  (e) Borrower EBITDA: 9(a) plus 9(b), 9(c) and 9(d)             $__________
  (f) Unfinanced Capital Expenditures                            $__________
  (g) (line 9(e) minus line 9(f))                                $__________
  (h) Interest Expense                                           $__________
  (i) Interest Coverage (line 9(g) divided by line 9(h))         ___ to 1.00
  (j) Minimum Interest Coverage                                  ___ to 1.00   Yes   No

10. SECTION 10.3 - CAPITAL EXPENDITURE LIMITS

  (a) Capital Expenditure limit for the period                   $__________
  (b) Actual Capital Expenditures                                $__________   Yes   No

11. SECTION 10.4 - NET INCOME

  (a) Net Income for (current Fiscal Quarter)
      (i)   net income or loss                                   $__________
      (ii)  minus income of others                              ($__________)
      (iii) minus after-tax gains from asset dispositions       ($__________)
      (iv)  minus other after-tax extraordinary or
      non-cash gains                                            ($__________)
      (v) plus non-cash deductions arising from the
      write down in the value of goodwill                        $__________
      (vi) total of (i) through (v)                              $__________

  (b) line (a)(v) less than -$2,500,000                                        Yes   No
  (c) Net Income (previous Fiscal Quarter)
      (i)   net income or loss                                   $__________
      (ii)  minus income of others                              ($__________)
      (iii) minus after-tax gains from asset dispositions       ($__________)
      (iv)  minus other after-tax extraordinary or
      non-cash gains                                            ($__________)
      (v)   plus non-cash deductions arising from the
      write down in the value of goodwill                        $__________

COMPLIANCE CERTIFICATE - Page 4

      (vi)  total of (i) through (v)                             $__________
  (d) 11(a)(v) plus 11(b)(v) less than - $3,000,000                            Yes   No

12.   DETERMINATION OF MARGIN AND FEES

  (a) Borrower EBITDA: From 9(e)                                 $__________
  (b) All Capital Expenditures (financed and unfinanced)         $__________
  (c) Actual technical support contract Capital Expenditures not to exceed $1,500,000 incurred in the period
      through the Fiscal Quarter ending January 31, 1999         $__________
  (d) (line 12(a) minus the positive sum of (i) line 12(b)
      minus (ii), if calculated for a period prior to February
      1, 1999, line 12(c))                                       $__________
  (e) Interest Expense                                           $__________
  (f) Interest Coverage Ratio (line 12(d) divided by line
      12(e))                                                     ___:1.00      Yes   No
  (g) Adjustment to margin and fees required by Section
      3.2?
  (h) If adjustment required, set forth below new margins
      and fees in accordance with Section 3.2:
      (i)  Base Margin                                           _______%
      (ii) Libor Rate Margin and LC Fee                          _______%

13. ATTACHED SCHEDULES

    Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

14. FINANCIAL STATEMENTS

    The unaudited financial statements attached hereto were prepared in accordance with GAAP but presented in accordance with the interim reporting rules and regulations of the Securities and Exchange Commission and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of ____________, _______.


                                         SOFTWARE SPECTRUM, INC.

                                         By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

COMPLIANCE CERTIFICATE - Page 5

                                  EXHIBIT "E"
                                       to
                            SOFTWARE SPECTRUM, INC.
                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT



EXHIBIT "E", Cover Page

                                   Schedule 1
                                       to
                          Borrower Security Agreement

                            Locations of Collateral

                                I. ASSUMED NAMES

                               Software Spectrum

         Software Spectrum, Inc. changed its name from The Software Store, Inc. in May 1991.

           II. BUSINESS LOCATIONS (including locations of Inventory)

                                                     Name and Address of Landlord or
               Address          Lease/Own             Mortgagee of Premises (if any)
               -------          ---------        -------------------------------------
Software Spectrum, Inc.
Corporate Headquarters                           Trammell Crow Dallas/Ft. Worth
2140 Merritt Drive                               2200 Ross Avenue, Suite 3700
Garland, Texas 75041              Lease          Dallas, Texas 75201

Software Spectrum, Inc.
Corporate Headquarters                           Compass Management and Leasing, Inc.
2220 Merritt Drive                               12377 Merritt Drive, Suite 1400
Garland, Texas 75041              Lease          Dallas, Texas 75251

Software Spectrum, Inc.                          Spokane Teacher's Credit Union
1620 North Signal Drive                          1620 North Signal Drive
Liberty Lake, Washington 99019    Lease          Liberty Lake, WA 99019

                                                 SDS Properties Liberty Lake LLC
Software Spectrum, Inc.                          c/o SDS Realty
22820 East Appleway                              202 East Trent, Suite 202
Liberty Lake, WA 99019            Lease          Spokane, WA 99202


SCHEDULE 1 TO BORROWER SECURITY AGREEMENT, Solo Page

                                  EXHIBIT "F"
                                       to
                            SOFTWARE SPECTRUM, INC.
                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT




EXHIBIT "F", Cover Page

                                   Schedule 1
                                       to
                               Security Agreement
                             Locations of Inventory


                                I. ASSUMED NAMES

                           Spectrum Contract Services
                               Software Spectrum
                  Software Spectrum Technology Services Group
                                 Info-Pro, Inc.
                           Computer Rental Associates

                                 II. LOCATIONS


                                                         Name and Address of Landlord or
               Address              Lease/Own             Mortgagee of Premises (if any)
               -------              ---------        -------------------------------------
                                                     Trammell Crow Dallas/Ft. Worth
2140 Merritt Drive                                   2200 Ross Avenue, Suite 3700
Garland, Texas 75041                  Lease          Dallas, Texas 75201

                                                     Compass Management and Leasing, Inc.
2220 Merritt Drive                                   12377 Merritt Drive, Suite 1400
Garland, Texas 75041                  Lease          Dallas, Texas 75251

6302 East Martin Luther King Blvd.                   Highwoods/Florida Holdings L.P.
Suite 200                                            9720 Princess Palm Avenue, Suite 140
Tampa, FL 33610                       Lease          Tampa, FL 33619

                                                     Spokane Teacher's Credit Union
1620 North Signal Drive                              1620 North Signal Drive
Liberty Lake, Washington 99019        Lease          Liberty Lake, WA 99019

                                                     SDS Properties Liberty Lake LLC
                                                     c/o SDS Realty
22820 East Appleway                                  202 East Trent, Suite 202
Liberty Lake, WA 99019                Lease          Spokane, WA 99202


SCHEDULE 1 TO SECURITY AGREEMENT, Solo Page

                                SCHEDULE 1.1(a)
                                       TO
                            SOFTWARE SPECTRUM, INC.
                                CREDIT AGREEMENT


                             Revolving Commitments


                       Bank                        Revolving Commitment
                       ----                        --------------------
         a.  JPMorgan Chase Bank                      $25,000,000.00
         b.  Foothill Capital Corporation             $25,000,000.00
         c.  PNC Bank, National Association           $25,000,000.00
                                                      --------------
             Total                                    $75,000,000.00



SCHEDULE 1.1(a) - Revolving Commitments, Solo Page